Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-215403) of Cohu, Inc.,

(2)

Registration Statements (Form S-8 Nos. 333-207016, 333-62803, 333-27663, 333-40610, 333-66466, 333-97449, 333-117554, 333-132605, 333-142579, 333-160760, 333-177453 and 333-186973) pertaining to the Cohu, Inc. 1996 and 1998 Stock Option Plans, 1996 Outside Directors Stock Option Plan, 1997 Employee Stock Purchase Plan, and 2005 Equity Incentive Plan of Cohu, Inc., and

(3)	Registration Statement (Form S4 No. 333-225770) of Cohu, Inc.,

of our report dated September 11, 2017, relating to the consolidated financial statements of Xcerra Corporation, which appears in Form 10-K of Xcerra Corporation for the year ended July 31, 2017, and is incorporated by reference in this Form 8-K, as amended, of Cohu, Inc. filed on November 2, 2018.

/s/ BDO USA, LLP

Boston, Massachusetts

November 2, 2018